Exhibit 99.1
NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Lithium Americas Reports First Quarter 2026 Results

(All amounts in US$ unless otherwise indicated)

May 14, 2026 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced that it has filed its Quarterly Report on Form 10-Q, which includes the Company’s unaudited condensed consolidated interim financial statements (“Financials”) for the three months ended March 31, 2026 (“Q1 2026”), and provided an update on its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

Jonathan Evans, President and Chief Executive Officer of Lithium Americas said, “Construction at Thacker Pass is accelerating toward mechanical completion in late 2027. There are now over 1,300 workers on site as of mid-May and over 2,000 expected at peak construction. In 2025, we emphasized de-risking project execution and made strategic decisions that have enabled us to focus on execution in 2026 – detailed engineering is almost complete, finances have been secured and global supply chain challenges are being well managed.”

Mr. Evans added, “At a moment when resilient domestic supply chains are more critical than ever, lithium stands out as a strategic resource underpinning both national security and a reliable energy future. We are grateful for the strong partnerships and support from leaders at the federal and state levels. Recent visits to Thacker Pass by U.S. Senators Catherine Cortez Masto and Jacky Rosen, Nevada Governor Joe Lombardo and the U.S. Department of Energy, underscore a shared commitment to strengthening American supply chains, advancing energy independence and creating meaningful American jobs.”

Q1 2026 AND SUBSEQUENT TO Q1 2026 HIGHLIGHTS

•
As of March 31, 2026, the Company had approximately $1.2 billion total cash and restricted cash, including $529 million at the Thacker Pass joint venture (“JV”) level.
o
On January 26, 2026, the Company completed an at-the-market (“ATM”) equity program established on November 13, 2025 (the “November 2025 ATM Program”). The Company issued and sold an aggregate total of 43.3 million common shares at an average price of $5.78 per share pursuant to the November 2025 ATM Program, for aggregate net proceeds of $246.7 million after sales agent’s commission and other expenses. Of these amounts, during Q1 2026, the Company issued and sold 32.5 million common shares at an average price of $5.92 per share, for aggregate net proceeds of $189.7 million after sales agent commission and other expenses.
o
On February 24, 2026, the Company received its second advance on the U.S. Department of Energy (the “DOE”) loan (“DOE Loan”) of $432 million.
o
On March 19, 2026, the Company entered into an ATM equity program, pursuant to which the Company may sell its common shares, no par value, up to a maximum aggregate offering price of $250 million (the “March 2026 ATM Program”). Use of net proceeds for the March 2026 ATM Program includes general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital. As of March 31, 2026, the Company did not issue or sell any common shares nor receive any net proceeds pursuant to the March 2026 ATM Program. Subsequent to March 31, 2026, the Company issued and sold an aggregate total of 2.3 million common shares at an average price of $5.20 per share pursuant to the March 2026 ATM Program, for aggregate net proceeds of $11.2 million after sales agent commission and other expenses.
o
As of May 13, 2026, the Company had 351,062,478 shares issued and outstanding.

•
On January 30, 2026 (the “Issuance Date”), pursuant to the omnibus waiver, consent and amendment (as amended, the “OWCA”) entered into by the Company and the DOE on October 7, 2025, the Company issued to the DOE a warrant to purchase up to 18,268,687 common shares, which was equal to 5% of the Company’s outstanding total shares as of the Issuance Date, at an exercise price of $0.01 per share (the “LAC Warrant”), exercisable for ten years from the Issuance Date, subject to customary anti-dilution adjustments and other terms set forth in the LAC Warrant. Additionally, the JV issued to the DOE a warrant to purchase 8,656,509,695 non-voting units of the JV, which was equal to a 5% economic interest in the JV as of the Issuance Date, at an exercise price of $0.0001 per unit (the “JV Warrant”), exercisable for ten years from the Issuance Date, subject to customary anti-dilution adjustments and other terms set forth in the JV Warrant.
•
The Company continues to progress major construction of the processing plant at Thacker Pass Phase 1, targeting mechanical completion in late 2027. As of March 31, 2026:
o
A total of 2.43 million workhours completed at Thacker Pass without a serious injury or lost-time incident, and a total recordable incident frequency rate of 0.25.
o
A total of $1.3 billion of construction capital costs and other project-related costs have been capitalized, of which $1.1 billion is part of the total capital expenditure (“Capex”) estimate of $2.93 billion per the Company’s Technical Report entitled “NI 43-101 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” effective December 31, 2024 (“Technical Report”). The Company continues to target a total capex range of $1.3 billion to $1.6 billion for Thacker Pass Phase 1 for fiscal year 2026. See the Capital Expenditure and 2026 Capex Guidance section below for more details.
o
Detailed engineering design completed surpassed 95%, while procurement was over 70% complete, including the shipment of major plant materials and equipment.
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There were approximately 1,065 personnel on site, expected to increase to over 2,000 in the second half of 2026.
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There were over 1,000 workers residing at the Company’s all-inclusive housing facility for construction workers in Winnemucca (the “Workforce Hub” or “WFH”).
•
Long-lead equipment has been arriving to either Thacker Pass or the fabrication yard in Winnemucca, including the 115KV Main Transformer, Auxiliary Boiler, Air Cooled Heat Exchangers, Fin Fan Cooler, Duplex Stack and Bicarbonate Reactors. Additional long-lead items that have started their delivery to site include the Thickener Steel and Shell Plates, Filter Presses, Steam Turbine Generator and SS Converter. Outstanding long-lead items are expected to be delivered throughout 2026, along with other equipment and construction materials.
o
Over 75% of the structural steel for Thacker Pass, which is sourced from the United Arab Emirates, is in transit or has arrived on site at Thacker Pass or the laydown yard in Winnemucca. The Company and Bechtel have worked with the steel supplier to attempt to limit the effects of the Middle East conflict, including the closure of the Strait of Hormuz, to minimize impacts on the fabrication and shipment of steel to Thacker Pass. Predominantly, the Company has successfully re-routed steel through the Port of Jeddah.
•
Development milestones achieved to date at Thacker Pass include:
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The first cable pulls on the module pipe racks commenced in March 2026.
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Structural steel at the Filter Building progresses, with the second floor being installed.
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Installation of key equipment commenced at the following facilities: Bicarbonate Reactors for the Lithium Carbonate Crystallizer, Pillers for Magnesium Sulfate, Air Compressors and Conveyor Tail Pulley’s for the Filter Building, Thickener Steel and Shell Plants in the Countercurrent Decantation and Run-of-Mine areas, and Fin Fan Coolers and SS Converter for the Sulfuric Acid Plant.
o
Given the advanced level of detailed engineering, the Company has commenced a definitive capital estimate, targeting completion in the second half of 2026. Advanced levels of engineering and procurement is expected to enable the team to estimate remaining quantities and materials with higher confidence. The Company will use current data to assess remaining labor needs and productivity rates for the estimate and will incorporate recent unexpected developments including the implications of tariffs, the Middle East conflict impacts, fuel price increases and other inflationary increases that were not included in the total Capex estimate of $2.93 billion per the Company’s Technical Report. The total Capex estimate of $2.93 billion did not include any exposure to tariffs. The Company estimates the total potential exposure to tariffs for Thacker Pass Phase 1 construction costs to be approximately $80 million to $120 million, the majority of which is expected to be incurred during 2026.
o
Work to enhance reliability for grid power from the local electric utility cooperative, by upgrading six regional substations and switching stations, was completed in March 2026, ahead of schedule.
•
Construction at the Company’s Transload Terminal (“TLT”) west of Winnemucca commenced in March 2026, with completion targeted in 2027 to align with start up at Thacker Pass. The TLT is approximately 60 miles from Thacker Pass, adjacent to the rail line, and is intended to support operations by serving as a critical logistics hub for the Project’s reagents.

CAPITAL EXPENDITURE AND 2026 CAPEX GUIDANCE

As of March 31, 2026, a total of $1.3 billion of construction capital costs and other project-related costs have been capitalized, of which $1.1 billion is part of the total Capex estimate of $2.93 billion per the Company’s Technical Report. The Company continues to target a total Capex range of $1.3 billion to $1.6 billion for Thacker Pass Phase 1 for fiscal year 2026.

The table below summarizes Capex during the quarter ended March 31, 2026, cumulative Capex to March 31, 2026, as well as the Company’s 2026 Capex guidance.

(US$)	For the quarter ended March 31, 2026	Cumulative to March 31, 2026	Fiscal Year 2026 Capex Guidance
Thacker Pass Phase 1 construction costs included in the total $2.93 billion Capex estimate(1)(2)	$275.5 million	$1,138.1 million	$1.2 - $1.5 billion
Other capitalized development costs for Thacker Pass(3)	$8.3 million	$101.4 million	$30 - $40 million
Capitalized interest, including the Orion Note and DOE Loan	$10.7 million	$37.7 million	$45 - $55 million
Total	$294.5 million	$1,277.2 million	$1.3 - $1.6 billion

Capex Notes:

(1)
Thacker Pass Phase 1 construction costs cumulative to March 31, 2026 and those estimated for fiscal year 2026 do not include $14.1 million and $8.0 million, respectively, of community contributions that are required to be expensed under U.S. GAAP, though these were included in the $2.93 billion Capex estimate per the Company’s Technical Report.
(2)
Thacker Pass Phase 1 construction costs as of March 31, 2026, and those estimated for 2026, include actual tariffs incurred (through March 31, 2026) and estimated tariff exposure, primarily for equipment and construction materials sourced from Canada, China, India, UAE, Turkey and the European Union. The Company has been working toward limiting the effect of any potential tariffs on its construction supply chain, with approximately 75% of the total capital project cost structure related to labor, contractors and other services not expected to be directly affected by any potential tariffs. The Company continues to closely monitor potential tariff exposure; however, changes in tariffs and trade restrictions can be announced with little or no advance notice.
(3)
Other capitalized development costs are required to be capitalized under U.S. GAAP, though these were not included in $2.93 billion Capex estimate per the Company’s Technical Report.

PROJECT PROGRESS PHOTOS

Figure A: The first of more than 100 miles of permanent electrical cable was pulled at Thacker Pass.	Figure B: Ironworkers installing structural steel on the second level of the Filter Building.

Figure C: Bicarbonate reactors for the Lithium Carbonate Crystallization facility have arrived at Thacker Pass.	Figure D: Ring walls installed on one of eight counter-current decantation (CCD) units.

FINANCIALS

Selected consolidated financial information is presented as follows:

(in US$ million except per share information)	Three months ended March 31,
	2026	2025
	$	$
Operating expenses	11.1	6.5
Net income (loss)	4.6	(11.5)
Net loss per share – basic and diluted - attributable to common stockholders	0.00	0.05

(in US$ millions)	As at March 31, 2026	As at December 31, 2025
	$	$
Cash and restricted cash	1,207.6	905.6
Total assets	3,112.7	2,579.0
Total long-term liabilities	1,071.1	815.6

During the three months ended March 31, 2026, net income increased to $4.6 million from a net loss of $11.5 million in the comparable year period, primarily due to a gain on the fair value of the embedded derivative associated with the senior unsecured convertible notes with an aggregate principal amount of $195.0 million (the “Notes”) with fund entities managed by Orion Resource Partners LP (collectively, “Orion”). This non-cash, fair value gain on the embedded derivative primarily reflects the impact of a decrease in the Company’s share price from $4.36 at December 31, 2025 to $3.95 at March 31, 2026. Other income also increased, primarily driven by higher interest income due to higher balances in interest generating bank accounts, driven largely by proceeds from the ATM programs executed during the year ended December 31, 2025, as well as the quarter ended March 31, 2026. The impact of these items was partially offset by an increase in general and administration expenses, due to increased hiring, share-based compensation, community investment and regulatory and professional fees to support increased activities related to the Company’s operations.

At March 31, 2026, total assets increased from December 31, 2025, as a result of cash raised as part of the Company’s ATM equity programs as well as restricted cash received from the Company’s second draw on the DOE Loan. Total assets also increased as a result of additions to mineral properties, plant and equipment from the continued development of Thacker Pass.

At March 31, 2026, the increase in total long-term liabilities was mainly attributable to a $351.9 million increase in the DOE Loan ($432.0 million related to the second advance and interest costs of $6.6 million, net of $86.7 million amortized deferred financing costs). This was partly offset by a $10.6 million reduction in the Orion Notes and an $83.8 million decrease in the LAC Warrant obligation ($88.8 million fair value of the LAC Warrant reclassified to equity on January 30, 2026 partly offset by $5.0 million loss recognized for the fair value increase in the LAC Warrant from December 31, 2026 to January 30, 2026).

This news release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 and annual report on Form 10-K for the year ended December 31, 2025, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company’s website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is building Thacker Pass located in Humboldt County in northern Nevada. Phase 1 is designed for nominal production capacity of 40,000 tonnes per year of battery-quality lithium carbonate, and mechanical completion is targeted for late 2027. Thacker Pass hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world and is owned by a JV between Lithium Americas (holding a 62% interest), and General Motors Holdings LLC (“GM”) (holding a 38% interest). Project financing for Phase 1 includes a $2.23 billion loan from the U.S. DOE and strategic investments from GM and Orion. The DOE holds the LAC Warrant to purchase common shares equivalent to a 5% equity stake of the Company as of the Issuance Date and the JV Warrant to purchase a non-voting, non-transferable equity interest in the JV equivalent to a 5% interest as of the Issuance Date. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Commercial and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements” (“FLS”)). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release include, but are not limited to: statements relating to the anticipated sources and uses of funds to complete project financing; statements relating to the JV and the DOE Loan, the strategic investment from Orion for the development and construction of the Thacker Pass, the LAC Warrant and the JV Warrant, including statements regarding satisfaction of draw down conditions on the DOE Loan expectations about the extent to which the JV Transaction, the DOE Loan, including any amendments thereto, the investment from Orion, the LAC Warrant, the JV Warrant and cash on hand would fund the development and construction of Thacker Pass on schedule or at all; project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; expectations related to the construction build, job creation and nameplate capacity of Thacker Pass as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, expected milestones, anticipated production and results thereof and expansion plans; cost and expected benefits of the transloading terminal; cost and expected benefit of the limestone quarry; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the U.S. to support the electric vehicle market; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company; statements relating to revised capital cost estimates; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation of the workforce hub; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; overarching accessibility to a productive workforce; the expected workforce development training program being prepared with Great Basin College; the Company’s commitment to sustainable development, limiting the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine including use benefits of growth media; ability to achieve capital cost efficiencies; anticipated use of any future proceeds and earnings related to Thacker Pass; as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS is based include, without limitation: expectations regarding Phase 2 of Thacker Pass, including financing, and the absence of material adverse events affecting the Company during this time; the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives, priorities and anticipated milestones; a cordial business relationship between the Company and third-party strategic and contractual partners; the risk of general business and economic uncertainties and adverse market conditions; confidence that development, construction and operations at Thacker Pass will proceed as anticipated, including the impact of potential supply chain disturbances including but not limited to product availability, customs delays and potential shipping disruptions, especially with respect to steel, and the availability of equipment, labor and facilities necessary to complete development and construction of Thacker Pass and produce battery grade lithium; unforeseen technological, equipment and engineering problems; changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession, ongoing conflict in the Middle East and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to the feasibility studies and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; reliability of technical data; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market, lithium-ion battery market and battery energy storage system market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; risks related to cost, funding and regulatory authorizations to develop a workforce housing facility; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; the ability to satisfy production and lithium-recovery targets; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by joint venture partners, DOE and Orion with terms of agreements; the lack of any material disputes or disagreements between joint venture partners; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors described under Part I, Item 1A, “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and elsewhere throughout that report, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. All FLS contained in this news release are expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR. The Company does not undertake any obligation to update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT

Virginia Morgan

Vice President, Investor Relations and ESG

+1-778-726-4070

ir@lithiumamericas.com